UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 17, 2006

Kirkland's, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	000-49885	621287151
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

805 North Parkway, Jackson, Tennessee		38305
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	731-668-2444

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

Release and Non-Disparagement Agreement with Jack Lewis

On February 17, 2006, Kirkland’s, Inc (the "Company") entered into a Release and Non-Disparagement Agreement (the "Agreement") with Jack Lewis, the Company’s former President and Chief Executive Officer, pursuant to which Mr. Lewis resigned as a director of the Company effective February 17, 2006. Under the Agreement, the Company agreed to provide Mr. Lewis with a lump sum payment of $250,000 bonus guaranteed under his employment agreement; a lump sum severance payment of $375,000 in accordance with his employment agreement; an eight-month waiver of that portion of the applicable premium otherwise payable by Mr. Lewis for COBRA continuation coverage equal to the amount contributed by the Company toward the cost of group health insurance for Executive and his eligible dependents immediately prior to the cessation of his employment; and a reduction of Mr. Lewis’s non-competition period to eight months. In consideration for the foregoing, Mr. Lewis released and waived any claims he might have against the Company. The Agreement becomes irrevocable seven days following execution of the Agreement by Mr. Lewis.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Jack Lewis resigned as director of the Company effective February 17, 2006.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland's, Inc.

February 22, 2006	By:	/s/ Robert E. Alderson

Name: Robert E. Alderson
Title: President and Chief Executive Officer